CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 25th day of September, 1997, by and between The Hayden Group Inc., of 12 N.E. 5th Ave. Delray Beach, Florida 33483, hereinafter referred to as "the Consultant" and China Food and Beverage Company, 8 West 38th Street, 9th Floor, New York, NY 10018, hereafter referred to as the "Company"

WHEREAS, the Consultant is desirous of being engaged by the Company, and the Company has agreed to engage the Consultant upon certain terms and conditions contained in this Agreement, one of which is the execution of the Agreement by both parties;

WHEREAS, the Consultant, by virtue of the Consultant's relationship with the Company has become familiar with the Company's business pursuant to the Non-Circumvention and Non Disclosure Agreement, executed on September 25th, 1997, which document is part of this Agreement and is included as Attachment I;

WHEREAS, the Company requires financial public relations services and desires to employ Consultant to provide such services as an independent consultant.

9. ENGAGEMENT. The Company hereby engages the Consultant to provide public relations assistance to the Company and the Consultant hereby accepts such engagement, upon the terms and conditions hereinafter set forth.

10. TERM. The term of this Agreement shall begin upon execution and continue for a period of one year. The Agreement shall be extended automatically upon the mutual consent of the parties. Non-renewal will require written notice sixty (60) days prior to the anniversary date of the Agreement or upon the anniversary date of any renewals. Changes in terms and conditions (if any) shall be submitted in writing at least thirty (30) days prior to any renewal. Mutual agreement must be reached in writing before any such changes will be binding upon the parties.

11. COMPENSATION. The Company shall compensate the Consultant according to the following:

          a) The Company hereby grants to Consultant option (the "Options") to purchase a total of Six Hundred Thousand (600,000) fully paid and nonassessable shares of its common stock (the "Option Shares") at the following rate. One Hundred and Fifty Thousand shares (150,000) at Fifteen cents per share ($.15) for a period of Three
               (3) years from option registration. One Hundred and Fifty Thousand shares (150,000) at Thirty Cents per share ($.30) for a period of Three (3) Years from option registration One Hundred and Fifty Thousand shares (150,000) at Fifty Cents per share ($.50) for a period of Three (3) Years from option registration. One Hundred and Fifty Thousand shares (150,000) at Ninety Cents per share ($.90) for a period of Three (3) Years from option registration. The Option grant provides that if, prior to the Expiration Time, the number of outstanding shares of the Company's Common Stock are increased or decreased through a stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment must be made in the number and kind of shares as to which the Option Shares may be exercised. By way of example, if the Company should make a two-for-one stock split of its outstanding shares of common stock, the number Shares for which the Consultants options may be exercised would thereupon increase from 100,000 to 200,000 shares, with a corresponding change in the exercise price applicable to the Consultant's Options, and
          b) The Company agrees that it will, at its own cost and expense, file to register the Consultant's common stock, warrants, or options within 30 days from the signing of the Consulting Agreement. If the Company for any reason defaults in this responsibility, the Consultant shall have the right to hire its own legal counsel to complete the appropriate filings. Fees and expenses will be borne by the Company.

12. SERVICES OF THE CONSULTANT. The Consultant shall provide consulting services in any or all of the following areas:

          a) Technical and analytical consulting concerning management, marketing, corporate organization and structure and expansion of services.
          b) Acting as a liaison between the Company and broker-dealers to establish broker-dealer awareness
          c) Acting as liaison with respect to existing and potential market makers
          d)   Preparation   and  fax   distribution   of  Company   profile  to
               broker-dealers
          e)   Introduction to Internet stock investment groups

13. LIMITATIONS ON SERVICES. The parties recognize that certain responsibilities and obligations are imposed by federal and states securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, inc. in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, Consultant agrees.

          a) Consultant shall not release any financial or other information or data about the Company without the advance written consent and approval of the Company
          b) Consultant shall not conduct any meeting with financial analysts without informing the Company in advance of the proposed meeting and the format or agenda of such meeting and the Company may elect  to  have a  representative  of  the  Company  attend  such meetings.
          c) Consultant shall not release any information or data about the Company to any selected or limited person(s), entity, or group if Consultant is aware that such information or data has not been generally released or promulgated.
          d) Consultant acknowledges that non-public information plans of operations and potential acquisitions or mergers prior to public announcement are confidential and proprietary to the Company. Consultant covenants and agrees that it will not disclose any confidential information to any person, firm or entity without the express advance written consent of Company, and that any unauthorized disclosure or use of confidential information by consultant constitutes misappropriation of trade secrets and confidential information. Consultant further agrees that proprietary rights to the confidential information shall be retained by Company and that Consultant shall claim no right of ownership therein. The terms and conditions of the
               Non-Circumvention and Non-Disclosure /Agreement (if any) are applicable and remain in effect for the entire term of said Agreement.

14. ACTIONS OF COMPANY. The Company accepts responsibility for the following activities:

          a) Company shall supply Consultant on a regular and timely basis all approved data and information about the Company, its management, its products, and its operations, and Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that Consultant may take corrective action.
          b) Company shall promptly supply Consultant with full and compete copies of all and any filings 30 days prior to registration. Such filings would include but not be limited to, Regulation S, SB-2, S-8 and Preferred Stock with all federal and state agencies; full and complete copies of all shareholder reports and communications, whether or not prepared with Consultant's assistance; with all data and information supplied to any analyst, broker-dealer, market maker, other member of the financial community, and with all products/services brochures, sales materials, etc.
          c) Company shall promptly notify Consultant of the filing of any registration statement 5 days prior to the sale of securities and of any other event which triggers any restrictions on publicity.
          d) Company shall contemporaneously notify Consultant if any information or data being supplied to Consultant has not been generally released or promulgated.

15.   REPRESENTATION AND INDEMNIFICATION.
          a) The Company shall be deemed to make a continuing representation of the accuracy of and any and all material facts, material information, and data which it supplies to Consultant, and the Company acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its public relations functions.
          b) Consultant in the absence of notice in writing from the Company will rely on continuing accuracy of material, information, and data supplied by the Company.

8. TIME AND EFFORT. The Consultant shall devote time and effort in performing services hereunder as is reasonably required and at reasonable times.

9 TERMINATION. This Agreement may not be terminated by either party prior to the expiration of the term except as follows:

          a)   upon the bankruptcy of either party
          b) upon either party having applied or applying for a receiver appointed for all or a substantial part of such party's assets or business;
          c)   upon a material breach by either party;
          d)   upon the assignment of this agreement by either party.

10. SELECTION OF ENTITIES. The Consultant in its sole and absolute discretion shall hire, retain or employ such individuals, corporations, partnerships or other entities to perform services as Consultant deems necessary. Consultant shall hold Company harmless and indemnify Company from any and all claims relating to said parties.

11. COSTS AND EXPENSES. All costs and expenses that the Consultant shall incur as a result of the aforementioned services on behalf of the Company shall be the sole responsibility of the Consultant unless otherwise provided herein.

          Expenses to be reimbursed by the Company to the Consultant include those costs and expenses included in the Lead Generation Program, which will be submitted to, approved, and paid in advance by the Company prior to expenses being incurred. Attachment II is an overview of the components of a Lead Generation Program. A Lead Generation Program specific to the needs of the Company will be developed and submitted upon execution of this Agreement.

12. RELATIONSHIP OF THE PARTIES. The Consultant shall not by reason of this agreement or the performance of duties hereunder unless otherwise agreed between the parties, be or be deemed to be, an employee, agent, partner, co-venturer, or controlling person of the Company. The Consultant shall have no power to enter into any agreement on behalf of or otherwise bind the Company. The Consultant shall not have or be deemed to have, any fiduciary obligation or duties to the Company and is not an agent to the Company except as set forth herein. Neither party to this agreement is intended to have any interest in the business or property of the other. Consultant shall be deemed to be an Independent Contractor.

13. ASSIGNABILITY. This contract is not assignable by the Consultant but shall be assignable by the Company in connection with the sale, transfer of other disposition of its business, to any of the Company's affiliates controlled by or under common control with the Company.

14. HOLD HARMLESS. In the event that any of the signatories become involved in any action, proceeding or investigation in connection with the matters referred to in this agreement, each of the undersigned signatories will indemnify, defend, save and hold harmless the other undersigned signatories and their affiliated partners, officers, employees, agents, control persons and associates against any and all losses, claims damages or liabilities, to the full extent lawful, including reasonable attorney fees of counsel chosen by the undersigned signatories and the cost of any investigation and preparation incurred in connection therewith such losses, claims, etc., hereafter referred to as "damages", provided however, each of the undersigned signatories, its agents, or severally, their other associates shall not be entitled to indemnification by the other undersigned signatories thereunder with respect to any damages arising out of, or based upon, the gross negligence of any of the undersigned signatories as determined by a court of competent jurisdiction.

15. SEVERABILITY. If any part of this agreement is adjudged invalid, illegal, or unenforceable, the remaining parts shall be enforceable.

16. PARAGRAPH HEADINGS. The headings of the paragraphs contained in this agreement are for convenience only.

17. LAW. Any dispute between the consultant and the Company involving the interpretation of application of any provision of this contract shall be governed by the laws of the State of Florida. Venue will be in Palm Beach County, Florida.

18. ATTORNEY'S FEES, COSTS. Should any litigation, including breach, enforcement, or interpretation, arise of this contract, the prevailing party in such litigation shall be entitled to recover reasonable attorney's fees, costs and expenses.

19. OTHER AGREEMENTS. The parties represent that no other agreement, oral or written, exists between them. This Agreement sets forth the entire Agreement between the parties hereto and cannot be modified or supplemented orally. The Non-Circumvention and Non-Disclosure Agreement is included As Attachment I of this Agreement.

20. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requests, to the President of each entity at the entity's principal office.

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one Agreement. Any counterpart must contain an original signature of each signatory to be considered an original Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this agreement this 25th day of September.

CHINA FOOD AND BEVERAGE, COMPANY



/s/James Tilton
By: James Tilton, President


THE HAYDEN GROUP, INC.

/s/ Robert Gartzman                            /s/Peter J. Fantegrossi
By: Robert Gartzman, Principal       By: Peter J. Fantegrossi, Principal